UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2020

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

COVID-19 and FORM 10-K

Due to the guidelines established by federal, state and local governments limiting physical contact and promoting social distancing as result of the global outbreak of the COVID-19 virus, the Registrant has evaluated its ongoing effort to prepare and file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. This evaluation has led to the conclusion that the Registrant expects to be unable to compile and review certain information required in order to permit the Registrant to file a timely and accurate Annual Report on Form 10-K for its year ended December 31, 2019, by the prescribed date without unreasonable effort or expense due to circumstances related to COVID-19.

Accordingly, we have decided to rely on the SEC Order and endeavor to file the Annual Report no later than May 14, 2020, or within 45 days after the Original Due Date. The reason the Form 10-K cannot be filed timely does not relate to the inability of any person, other than the Company, to furnish any required opinion, report, or certification.

Social distancing measures have been taken by both the Registrant’s outside accountants and its independent registered public accounting firm in order to protect the health of their employees. Further, travel restrictions have delayed certain inventory audit procedures and other items required for the annual audit. All of the foregoing has slowed the accounting and auditing work required to compile and audit the Registrant’s financial statements for the year ended December 31, 2019 to be included the Annual Report.

The Registrant is monitoring current conditions to determine a timeline to complete the inventory verification and audit of its financial statements.

On March 25, 2020, the Securities and Exchange Commission (the “SEC”) issued an Order under Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934 (“Exchange Act”) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). The Order provides that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any flings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the fling of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

The Registrant is relying on this Order for filing of this Form 8-K dated March 30, 2020, the original filing deadline of the annual report, and expects to file its Annual Report on Form 10-K approximately 45 days after March 30, 2020.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act as they relate to the COVID-19 pandemic. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. The Registrant may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond its control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. These risks and uncertainties include the following:

•	The impact of COVID-19 on the Registrant’s future operating results;
•	The impact of COVID-19 on the Registrant’s business prospects;
•	The impact of COVID-19 on the Registrant’s contractual arrangements and relationships with third parties;
•	The impact of COVID-19 on the Registrant’s possible financings;
•	The ability of the Registrant to continue business operations as an essential business;
•	The adverse public health developments and economic effects of the outbreak in the United States, which have become more severe in the weeks prior to the date of this Current Report, could adversely affect the Registrant’s operations as a result of quarantines, facility closures and logistics restrictions in connection with the outbreak;
•	More broadly, the outbreak could potentially lead to an economic downturn, which may adversely affect the Registrant’s business, results of operations and financial condition; and
•	the adequacy of the Registrant’s cash resources and working capital.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and the Registrant’s business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Registrant undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCT LTD

By: /s/ Gary J. Grieco

Gary J. Grieco, President

Date: April 16, 2020